EXHIBIT 23.5


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated August 7, 1997 for Records Retention/FileSafe included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 1997, and to all references to our Firm incorporated by reference in this Form S-4 and into Iron Mountain Inc.'s previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  Abbott, Stringham & Lynch



Campbell, California
December 2, 1997